SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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American Technology Corporation

(Name of Registrant As Specified In Its Charter)

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15378 Avenue of Science, Suite 100

San Diego, California 92128

(858) 676-1112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2008

TO THE STOCKHOLDERS OF AMERICAN TECHNOLOGY CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), will be held on May 14, 2008 at 2:00 p.m. local time, at our principal offices located at 15378 Avenue of Science, Suite 100, San Diego, California 92128.

1.	To elect directors to serve for the ensuing year and until their successors are elected;

2.	To ratify the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent registered public accounting firm of the Company for its fiscal year ending September 30, 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

I strongly encourage you to sign up for electronic delivery of our future annual reports and proxy materials in order to conserve natural resources and help us save costs in producing and distributing these materials. For more information, please see “Electronic Delivery of Proxy Materials and Annual Reports” on page 2 of the Proxy Statement.

The Board of Directors has fixed the close of business on March 17, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Elwood G. Norris

Elwood G. Norris

Chairman of the Board

San Diego, California

March 31, 2008

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

AMERICAN TECHNOLOGY CORPORATION

15378 Avenue of Science, Suite 100 San Diego, California 92128

(858) 676-1112

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held May 14, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited to the holders of common stock on behalf of the Board of Directors of American Technology Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on May 14, 2008, at 2:00 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our principal offices located at 15378 Avenue of Science, Suite 100, San Diego, California 92128. We intend to mail or electronically deliver this proxy statement, the accompanying proxy card and Notice of Annual Meeting on or about April 1, 2008 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of our company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

We have designated a record date of March 17, 2008 for the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, we had outstanding and entitled to vote 30,535,207 shares of common stock.

Except as provided below, on all matters to be voted upon at the Annual Meeting, each holder of record of common stock on the record date will be entitled to one vote for each share held. With respect to the election of directors, stockholders may exercise cumulative voting rights, i.e., each stockholder entitled to vote for the election of directors may cast a total number of votes equal to the number of directors to be elected multiplied by the number of such stockholder’s shares (on an as-converted basis) and may cast such total of votes for one or more candidates in such proportions as such stockholder chooses. However, no stockholder will be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxy holders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders for the purposes of determining the presence of a quorum and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. If you sign your proxy card or broker voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of the Board.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Chairman of the Board at our principal offices, 15378 Avenue of Science, Suite 100, San Diego, California 92128, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. If you hold shares through a bank or broker, you must contact that firm to revoke any prior proxy.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2009 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 2, 2008.

Our bylaws also establish an advance notice procedure with respect to certain stockholder proposals and director nominations. If a stockholder wishes to have a stockholder proposal considered at our 2009 annual meeting, the stockholder must give timely notice of the proposal in writing to the Secretary of our company. To be timely, a stockholder’s notice of the proposal must be delivered to, or mailed and received at our executive offices not earlier than February 13, 2009 and not later than March 15, 2009; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the anniversary of the scheduled date of this year’s Annual Meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, in the event we first make public announcement of the date of such annual meeting fewer than 70 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which we first make public announcement of the date of such meeting.

A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on our books, of the stockholder proposing such business; (iii) the class and number of shares which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his or her capacity as a proponent to a stockholder proposal.

Electronic Delivery of Proxy Materials and Annual Reports

If you are a stockholder of record, you may request and consent to electronic delivery of our future proxy materials and annual reports by following the instructions on your proxy card. If your shares are held in street name, please contact your broker, bank or other nominee and ask about the availability of electronic delivery. If you select electronic delivery, we will discontinue mailing the proxy materials and annual reports to you beginning next year, and you will be sent an e-mail message notifying you of the Internet address or addresses where you may access the proxy materials and annual report. Your consent to electronic delivery will remain in effect until you revoke it.

PROPOSAL ONE

ELECTION OF DIRECTORS

There are five nominees for Board positions. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of our company and was elected by the stockholders at our 2007 annual meeting. We encourage our Board members to attend our annual meetings of stockholders. All five nominees attended the 2007 annual meeting of stockholders.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. There are no arrangements or understandings between us and any other person pursuant to which he or she was or is to be selected as a director or nominee.

The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors.

Our Board of Directors Recommends a vote IN FAVOR of each named nominee.

Nominees

The names of the nominees and certain information about them are set forth below:

Name	Age	Position and Offices	Director Since
Elwood G. Norris	69	Chairman and Director	1980
Thomas R. Brown	57	President, Chief Executive Officer and Director	2006
Laura M. Clague (1)	49	Director	2007
Daniel Hunter (2)	58	Director	2001
Raymond C. Smith (2)	64	Director	2006

(1)	Member of Audit Committee and Compensation Committee.
(2)	Member of Audit Committee, Compensation Committee and Nominating and Governance Committee.

Elwood G. Norris, age 69, has been a director since August 1980. Mr. Norris served as Chief Executive Officer from October 2000 until February 2003. He currently serves as Chairman of the Board, an executive position, in which he serves in a technical advisory role to our company and acts as a spokesman for our products. He served as President from August 1980 to February 1994. Mr. Norris managed our research and development activities as Chief Technology Officer through December 2000. From 1988 to November 1999, he was a director and Chairman of e.Digital Corporation, a public company engaged in electronic product development, distribution and sales. During that period, he also held various other executive officer positions at e.Digital. From August 1989 to October 1999, he served as director and held various executive officer positions with Patriot Scientific Corporation, a public company engaged in the development of microprocessor technology and in patent licensing. He is an inventor with 47 U.S. patents, primarily in the fields of electrical and acoustical engineering. He is the inventor of our HyperSonic Sound® and other technologies.

Thomas R. Brown, age 57, has been a director since March 2006 and was appointed as President and Chief Executive Officer in August 2006. Mr. Brown served as President of BrownThompson Executive Search, a financial executive search firm, from April 2005 to August 2006. Mr. Brown was employed by Sony Electronics, Inc. from February 1988 to September 2004. From April 2001 to September 2004, Mr. Brown was Executive Vice President and Deputy President of the Engineering and Manufacturing division of Sony Electronics, Inc., where he was responsible for supply chain operations including Information Technology, Procurement, Customer Service, North American Manufacturing Operations and Finance. From April 2000 to September 2004, Mr. Brown was concurrently the Executive Vice President and President of Information Technology Division for Sony Electronics, where he was responsible for establishing the North American personal computer manufacturing division. Mr. Brown is a member of the board of directors of Mad Catz Interactive, Inc. (AMEX/TSX: MCZ), a provider of video game accessories. Mr. Brown holds a B.A. in Economics from Rutgers University in 1973. Mr. Brown is also a certified public accountant.

Laura M. Clague, age 49, has been a director since February 2007. Ms. Clague is the vice president, corporate controller of Amylin Pharmaceuticals, Inc., a biopharmaceutical company, where she has served since 2003. From 1988 to 1999, Ms. Clague was the director of finance and accounting operations, controller and accounting manager at Sony Electronics, Inc. From 1985 to 1988, Ms. Clague served as internal audit supervisor at Cubic Corporation. From 1982 to 1985, Ms. Clague held various audit positions at KPMG, the last of which was audit supervisor. Ms. Clague is a certified public accountant, and has a B.S. in Business Administration from Menlo College.

Daniel Hunter, age 58, has been a director since May 2001. Mr. Hunter has been a licensed certified public accountant for the past 32 years. He obtained his accounting degree from the University of Utah in 1973. For the past 27 years, Mr. Hunter has operated his own law offices specializing in business and tax law. He obtained his J.D. from the University of Seattle in 1978.

Raymond C. Smith, age 64, has been a director since March 2006. Admiral Smith served 31 years in the U.S. Navy SEALS until his retirement in 2001. He held various leadership positions, most recently Director of Assessment of the Office of the Chief of Naval Operations, where he directed capability assessment for the U.S. Navy. During his service with the Navy SEALS, Admiral Smith held positions based in San Diego, California, Tampa, Florida and Newport, Rhode Island. From 2001 to 2002, Admiral Smith was Chief Operating Officer of Cathedral of Our Lady of Angels in Los Angeles, where he supervised all business activities within the Cathedral complex. From 2003 to 2005, Admiral Smith was President of Seraphim Realty Foundation, a Los Angeles charitable organization dedicated to assisting charities with donated real estate as a means of increasing their endowments. Admiral Smith is a director of EP Global Communications, Inc. (OTCBB: EPGL), publisher of Exceptional Parent magazine and provider of other services for families of people with disabilities and special health care needs. Admiral Smith obtained a B.S. in Engineering from the U.S. Naval Academy in 1967 and an M.S. in Oceanography from the Naval Postgraduate School in 1974.

BOARD AND COMMITTEE MATTERS AND CORPORATE GOVERNANCE MATTERS

Corporate Governance

We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives, including our Code of Business Conduct and Ethics, our Charters for the committees of the Board of Directors, and our Whistleblower Protection Policy. The corporate governance page can be found at www.atcsd.com by clicking on “Investors,” and then on “Corporate Governance.”

Our policies and practices reflect corporate governance initiatives that are designed to be compliant with the listing requirements of The NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	A majority of our Board members are independent of our company and our management;

•	All members of our standing Board committees—the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee—are independent;

•	The independent members of our Board of Directors meet regularly without the presence of management;

•	We have a clear code of business conduct and ethics that applies to our principal executive officers, our directors and all of our employees, and is monitored by our Audit Committee;

•	The charters of the board committees clearly establish their respective roles and responsibilities; and

•

We have a hotline available to all employees, and our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters.

Board of Directors

Our Board of Directors currently consists of five directors: Elwood G. Norris (Chairman), Thomas R. Brown, Laura M. Clague, Daniel Hunter and Raymond C. Smith. During the fiscal year ended September 30, 2007, our Board of Directors held six meetings. All directors attended at least 75% of the aggregate of the total number of the meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served (in each case during the period in which he or she served).

Independence of the Board of Directors

As required under the NASDAQ Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors.

After review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, our Board of Directors has affirmatively determined that Ms. Clague, Mr. Hunter and Admiral Smith are independent directors within the meaning of the applicable NASDAQ listing standards.

Executive Sessions

As required under NASDAQ listing standards, during the calendar year ended December 31, 2007, our independent directors met at least twice in regularly scheduled executive sessions at which only independent directors were present.

Stockholder Communications with the Board of Directors

We have adopted a formal process by which stockholders may communicate with our Board of Directors. The Board recommends that stockholders initiate any communications with the Board in writing and send them in care of the investor relations department by mail to our principal offices, 15378 Avenue of Science, Suite 100, San Diego, CA 92128. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the investor relations department to forward such correspondence only to the intended recipients; however, the Board has also instructed the investor relations department, prior to forwarding any correspondence, to review such correspondence and, in its discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, that correspondence will be forwarded to the company’s Secretary for review and possible response. This information is also contained on our website at www.atcsd.com.

Information Regarding the Board of Directors Committees

During the fiscal year ended September 30, 2007, the Board had three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The current charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee can be found on our website at www.atcsd.com.

Audit Committee

Our Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934. The Audit Committee oversees our corporate accounting and financial reporting processes. Among other functions, the Audit Committee:

•	evaluates the performance of and assesses the qualifications of the independent registered public accounting firm;

•	engages the independent registered public accounting firm;

•	determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•	confers with senior management and the independent registered public accounting firm regarding the adequacy and effectiveness of financial reporting;

•	reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	considers the effectiveness of our company’s internal control system, including information technology security and control;

•

understands the scope of the independent registered public accounting firm’s review of internal control over financial reporting, and obtains reports on significant findings and recommendations, together with management’s responses;

•	monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law;

•

oversees procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviews the procedures for communicating the code of business conduct and ethics to our company personnel, and for monitoring compliance therewith;

•	reviews annually the Audit Committee’s written charter and the committee’s performance and reports the same to the Board;

•	reviews the financial statements to be included in our Annual Report on Form 10-K as well as interim financial reports;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the results in our quarterly financial statements; and

•	reviews and approves all related party transactions on an ongoing basis.

The Audit Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Audit Committee is composed of Ms. Clague

(Chair), Mr. Hunter and Admiral Smith. At the beginning of fiscal 2007, Mr. Hunter, Admiral Smith and David J. Carter were members of the Audit Committee, and Mr. Hunter served as Chair. Mr. Carter resigned from the Board and all standing committees in February 2007, and Ms. Clague was appointed to the Audit Committee to fill the vacancy created by his resignation. Ms. Clague was also appointed as Chair of the Audit Committee. The Audit Committee met twelve times during fiscal 2007.

The Board of Directors annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A) of the NASDAQ listing standards). Our Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including our company’s balance sheet, income statement and cash flow statement. Our Board of Directors has also determined that Mr. Hunter and Ms. Clague each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. In making such determinations, the Board made a qualitative assessment of Mr. Hunter’s, and Ms. Clague’s level of knowledge and experience based on a number of factors, including each individual’s formal education and experience. See “Report of the Audit Committee.”

Compensation Committee

The Compensation Committee assists in the implementation of, and provides recommendations with respect to, our general and specific compensation policies and practices for our company’s executives. The Compensation Committee also administers our 2002 Stock Option Plan and our 2005 Equity Incentive Plan. Among other functions, the Compensation Committee:

•	reviews and approves the performance goals and objectives for executive officers, including our Chief Executive Officer;

•	evaluates the CEO’s performances in light of those goals and objectives and recommends to the Board the CEO’s compensation levels;

•	recommends to the Board the compensation of executive officers other than the CEO;

•	reports on executive compensation for inclusion in our company’s proxy statements;

•	reviews annually the Board compensation and makes related recommendations to the Board; and

•	reviews annually the Compensation Committee’s written charter and the committee’s performance and reports the same to the Board.

The Compensation Committee has the authority to retain special legal or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Compensation Committee is composed of Mr. Hunter (Chair), Admiral Smith and Ms. Clague. At the beginning of fiscal 2007, Mr. Hunter, Admiral Smith and David J. Carter were members of the Compensation Committee, and Mr. Hunter served as Chair. Mr. Carter resigned from the Board and all standing committees in February 2007, and Ms. Clague was appointed to the Compensation Committee to fill the vacancy created by his resignation. The Compensation Committee held seven meetings during fiscal 2007. See “Report of the Compensation Committee.”

Each member of the Compensation Committee is independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards), an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Nominating and Governance Committee

Our Board of Directors established a Nominating and Governance Committee in April 2004. The Nominating and Governance Committee identifies and recommends to the Board individuals qualified to become

Board members, reviews and advises the Board with respect to corporate governance principals and policies, and oversees the annual evaluation of the Board’s effectiveness. Among other functions, the Nominating and Governance Committee:

•	identifies, reviews and evaluates candidates to serve on our Board of Directors;

•	makes recommendations to the Board regarding the membership of the committees of our Board;

•	reviews annually the Nominating and Governance Committee’s written charter and the committee’s performance;

•	oversees an annual self-evaluation of our Board;

•	reviews with the Board the requisite skills and criteria for new Board members and the composition of the Board as a whole;

•	oversees a policy for considering shareholder nominees for directors and develops the procedures that must be followed by shareholders in submitting recommendations;

•	evaluates director candidates recommended by the shareholders using the criteria and the principles for director selection;

•	oversees a procedure for shareholders to communicate with the Board;

•

considers conflicts of interest of Board members and senior management, and, to the extent a conflict constitutes a related party transaction, refers the approval of such matter to the Audit Committee;

•	oversees director orientation, continuing education programs, director retirement policies and resignation of directors from the Board; and

•	is responsible for corporate governance principles for our company.

The Nominating and Governance Committee has the authority to retain special legal or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Nominating and Governance Committee is currently composed of Mr. Hunter and Admiral Smith. At the beginning of fiscal 2007, David J. Carter, Admiral Smith and Mr. Hunter were members of the Nominating and Governance Committee, and Mr. Carter served as Chair. Mr. Carter resigned from the Board and all standing committees in February 2007. Mr. Hunter was appointed as Chair to fill the vacancy created by Mr. Carter’s resignation in March 2007. The Nominating and Governance Committee held three meetings during fiscal 2007.

All members of the Nominating and Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards).

Consideration of Director Nominees

Director Qualifications

The Nominating and Governance Committee believes that new candidates for director should have certain minimum qualifications, including having the knowledge, capabilities, experience and contacts that complement those currently existing within our company; ability and qualifications to provide our management with an expanded opportunity to explore ideas, concepts and creative approaches to existing and future issues, and to guide management through the challenges and complexities of building a quality company; ability to meet contemporary public company board standards with respect to general governance; stewardship, depth of review, independence, financial certification, personal integrity and responsibility to stockholders; genuine desire and availability to participate actively in the development of our future; and an orientation toward maximizing stockholder value in realistic time frames. The Committee also intends to consider for new Board members such factors as ability to contribute strategically through relevant industry background and experience, on either the vendor or the end user side; strong current industry contacts; ability and willingness to introduce and open doors to executives of potential customers and partners; current employment as the CEO of an acoustic products, media, advertising, military or government supply company larger than our company; independence from our company and current board members; and a recognizable name that would add credibility and value to our company and its stockholders. The Committee may modify these qualifications from time to time.

Evaluating Nominees for Director

The Nominating and Governance Committee reviews candidates for director nominees in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Committee currently considers, among other factors, diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and our company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Governance Committee reviews such directors’ overall service to our company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Committee also determines whether the nominee must be independent, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the background and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote. To date, neither the Nominating and Governance Committee nor any predecessor to the Committee has paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, neither the Nominating and Governance Committee nor any predecessor to the Committee has rejected a timely director nominee from a stockholder or group of stockholders that beneficially owned, in the aggregate, more than 5% of our voting stock.

Stockholder Nominations

The Committee applies the same guidelines (described above) to stockholder nominees as applied to nominees from other sources. Any stockholder who wishes to recommend for the Nominating and Governance Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to our Chairman of the Board at the following address: 15378 Avenue of Science, Suite 100, San Diego, California 92128.

Code of Business Conduct and Ethics

We have adopted a “Code of Business Conduct and Ethics,” a code of ethics that applies to all employees, including our executive officers. A copy of the Code of Business Conduct and Ethics is posted on our Internet site at www.atcsd.com. In the event we make any amendments to, or grant any waivers of, a provision of the Code of Business Conduct and Ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on a Form 8-K or on our next periodic report.

PROPOSAL TWO

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2008. Squar, Milner, Peterson, Miranda & Williamson, LLP has served as our independent registered public accounting firm since October 2007 and audited our financial statements for the fiscal year ended September 30, 2007. A representative of Squar, Milner, Peterson, Miranda & Williamson, LLP is expected to be present at the Annual Meeting. If present, the representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. Stockholder ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP is not required by our bylaws or otherwise. However, we are submitting the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our company and our stockholders.

The affirmative vote of a majority of the votes cast at the meeting, either in person or by proxy, is required to ratify the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders for the purpose of determining a quorum and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Dismissal of Independent Registered Public Accounting Firm

Swenson Advisors, LLP (“Swenson”) served as our independent registered public accounting firm from July 2005 until September 13, 2007, when we dismissed such firm. Swenson’s reports on our consolidated financial statements as of and for each of the fiscal years ended September 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Audit Committee and our Board of Directors.

During the fiscal years ended September 30, 2005 and 2006 and the subsequent interim period through September 13, 2007, there were no disagreements with Swenson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Swenson’s satisfaction, would have caused Swenson to make reference in connection with its report on our financial statements to the subject matter of the disagreement, except as set forth immediately below.

During the course of Swenson’s review of our interim financial statements during our fiscal year ended September 30, 2007 and in preparation for Swenson’s audit of our year-end financial statements and our internal control over financial reporting, disagreements arose regarding the appropriate review philosophy and communication between Swenson and our management and the appropriate review and audit scope related to our internal control over financial reporting. When discussed herein, the term “review philosophy” refers to the manner by which the former auditor and our management approach the former auditor’s audit of our internal control over financial reporting. On August 10, 2007, Swenson delivered to the Audit Committee a letter identifying a number of issues that Swenson suggested had strong indications of a material weakness in our control environment and certain regulatory payroll tax matters and filings. Swenson’s letter identified issues dating to the audit of our 2006 financial statements and throughout fiscal year 2007 that Swenson believed called into question our ability to meet the “Tone at the Top” requirement promulgated by COSO. We believe that many of the issues identified in Swenson’s August 10, 2007 letter are directly or indirectly related to our response to fees charged, or to be charged, in connection with Swenson’s audit. The Audit Committee discussed the letter with management and met independently to discuss these issues. Swenson’s letter requested a meeting with the Audit Committee to discuss the issues identified. The meeting did not take place prior to Swenson’s termination as our independent public accounting firm. Some of the issues outlined in Swenson’s letter had been raised previously with the Audit Committee and the Audit Committee had assessed and determined them not to be material matters in our control environment; some of the issues were not raised with the Audit Committee prior to Swenson’s letter.

We do not believe that such disagreements, if not resolved to Swenson’s satisfaction, would have caused Swenson to make reference in connection with its report on our financial statements to the subject matter of the disagreement. However, as described above, Swenson would also have been engaged to perform an “integrated audit” pursuant to PCAOB standards to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 that would have included its opinion on the effectiveness of our internal control over financial reporting, and Swenson has advised us that such disagreements may have resulted in an adverse reference in its report on our internal control over financial reporting.

In its letter to the Securities and Exchange Commission previously filed by us as Exhibit 16.1 to our Current Report on Form 8-K dated September 19, 2007, Swenson made statements regarding the review and audit scope in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

These statements and the Company’s response are provided below:

•	Swenson Statement: “The responsibility for establishing the audit scope is that of the independent registered public accounting firm and not that of the Registrant.”

•

Company Response: The Company does not disagree with Swenson’s statement. Management of the Company has not intended to affect the scope of the audit, but rather to align reasonable testing levels, given the size and lack of complexity of the business and to rationalize the fees to be charged for the audit to those testing levels. The Company believes that testing levels had been disproportionate to the level of risk and materiality of the Company’s business in the past, resulting in excessive fees being charged.

•

Swenson Statement: “In our opinion, a member of senior management of the Company attempted to influence the scope of Swenson’s work at various meetings with the engagement partner present, and at other times with members of the engagement team when the partner was not present.”

•

Company Response: The Company believes that these discussions were more specifically related to assessing the appropriate level of testing based on the nature of the business and potential risk exposure, and the resultant fees charged for the services, which the Company believed were historically excessive (nearly 7% of the Company’s 2006 revenues) given the size and lack of complexity of its business operations. The Company does not believe that the discussion attempted to limit the scope of the former auditor’s work.

•

Swenson Statement: “On August 8, 2007, a member of senior management attempted to obtain confidential internal audit documents from one of the Swenson auditors. Swenson did not allow this to occur and suspended all field work as of that date.”

•

Company Response: This issue arose in an initial planning meeting with a subcontracted firm hired by Swenson to perform the audit of the information technology element of the Company’s internal control over financial reporting, which resulted from Swenson not having the internal expertise in this area. No representative of Swenson was present at the meeting, although an invitation had been extended. In discussing the areas that the subcontractor planned to review/test, the subcontractor indicated that 30% of its time had been allocated to system change management. Although the Company noted that it had not made system changes during the prior year and that the time allocated to system change management should be much less, the subcontractor indicated that it had been engaged on a fixed fee arrangement. The fixed fee arrangement caused concern that Swenson did not have sufficient knowledge of the information technology environment to provide proper planning guidance to the subcontractor, and appeared to be contradictory to Swenson’s commitment to work with the Company to minimize fees for the 2007 fiscal year. As a result of this information, management requested a copy of the subcontractor’s engagement letter with Swenson. The subcontractor declined to provide the engagement letter, and management stated that it would be discussed at the next weekly meeting, at which Swenson and the subcontractor were expected to attend. The confidential internal audit documents Swenson references is its engagement letter with the subcontractor. The Company’s request to review the engagement letter was the action that caused Swenson to leave the field, notwithstanding the fact that no representative of Swenson was present at the meeting to assess the nature of the discussion.

During the fiscal years ended September 30, 2006 and 2005 and the subsequent interim period through September 13, 2007, there have been no reportable events described under Item 304(a)(1)(v) of Regulation S-K, except as set forth in this paragraph. On August 10, 2007, Swenson notified the Audit Committee of its concerns regarding the effectiveness of our control environment and disagreements with management and requested a meeting with the Audit Committee to discuss these matters.

The Audit Committee discussed the subject matter of some of the disagreements and reportable events described above with Swenson, but did not formally address all of the matters raised in Swenson’s correspondence. We authorized Swenson to respond fully to the inquiries of the successor audit firm concerning the subject matter of each disagreement and reportable event described above.

Independent Registered Public Accountants Fees

On October 10, 2007, we engaged Squar, Milner, Peterson, Miranda & Williamson, LLP as our new independent registered public accounting firm and that firm audited our financial statements for the fiscal year ended September 30, 2007.

The following table presents fees billed by Swenson Advisors, LLP for professional services rendered for the fiscal years ended September 30, 2007 and 2006 through their dismissal on September 13, 2007, as well as the fees billed by Squar, Milner, Peterson, Miranda & Williamson, LLP for professional services rendered for the fiscal year ended September 30, 2007:

	Fiscal 2007	Fiscal 2006
Audit Fees (1)	$432,136	$578,430
Audit Related Fees (2)	19,500	29,800
Tax Fees (3)	2,830	—
All Other Fees (4)	—	—
Total	$454,466	$608,230

(1)	Audit Fees include fees and expenses for professional services rendered in connection with the audit of our financial statements for those years, reviews of the financial statements included in each of our quarterly reports on Form 10-Q during those years and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Audit fees also included the audit of management’s report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Additional fees of $73,700 paid to Swenson Advisors, LLP, related to obtaining their consent for 2005 and 2006, are not included in Audit Fees because they were not the principal auditor at the time they were incurred.
(2)	Audit Related Fees consist of fees billed for assurance related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Included in Audit Related Fees are fees and expenses related to reviews of registration statements and SEC filings other than Forms 10-K and 10-Q.

(3)	Tax Fees include the aggregate fees paid by us during the fiscal year indicated for professional services for tax compliance, tax advice and tax planning. No such fees were billed by Swenson Advisors for fiscal 2007 or 2006 and $2,830 was billed by Squar, Milner, Peterson, Miranda & Williamson, LLP for fiscal 2007.
(4)	All Other Fees consist of fees for products and services other than the services reported above. No such fees were billed by Swenson Advisors for fiscal 2007 or 2006 or by Squar, Milner, Peterson, Miranda & Williamson, LLP for fiscal 2007.

Audit Committee Pre-Approval Policies and Procedures

All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence. The Audit Committee pre-approves the annual engagement of the principal independent registered public accounting firm, including the performance of the annual audit and quarterly reviews for the subsequent fiscal year, and pre-approves specific engagements for tax services performed by such firm. The Audit Committee has also established pre-approval policies and procedures for certain enumerated audit and audit related services performed pursuant to the annual engagement agreement, including such firm’s attendance at and participation at Board of Directors and committee meetings; services of such firm associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings, such as comfort letters and consents; such firm’s assistance in responding to any SEC comments letters; and consultations with such firm as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, Public Company Accounting Oversight Board (PCAOB), Financial Accounting Standards Board (FASB), or other regulatory or standard-setting bodies. The Audit Committee is informed of each service performed pursuant to its pre-approval policies and procedures.

The Audit Committee has considered the role of Squar, Milner, Peterson, Miranda & Williamson, LLP in providing services to us for the fiscal year ended September 30, 2007 and has concluded that such services are compatible with such firm’s independence.

Our Board of Directors recommends a vote IN FAVOR of Proposal Two.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 17, 2008 by: (i) each director; (ii) each of the named executive officers reflected in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)
Common Stock	Elwood G. Norris 15378 Avenue of Science, Ste 100 San Diego, California 92128	4,567,390	(2)	14.6%

Common Stock	Thomas R. Brown 15378 Avenue of Science, Ste 100 San Diego, California 92128	674,900	(3)	2.2%

Common Stock	Austin W. Marxe and David M. Greenhouse 527 Madison Avenue, Suite 2600 New York, New York 10022	4,825,920	(4)	15.2%

Common Stock	Laura M. Clague 15378 Avenue of Science, Ste 100 San Diego, California 92128	15,625	(5)	*

Common Stock	Daniel Hunter 15378 Avenue of Science, Ste 100 San Diego, California 92128	243,875	(6)	*

Common Stock	Raymond C. Smith 15378 Avenue of Science, Ste 100 San Diego, California 92128	65,500	(5)	*

Common Stock	James Croft, III 15378 Avenue of Science, Ste 100 San Diego, California 92128	68,842	(7)	*

Common Stock	Katherine H. McDermott 15378 Avenue of Science, Ste 100 San Diego, California 92128	45,833	(5)	*

Common Stock	Karen Jordan 15378 Avenue of Science, Ste 100 San Diego, California 92128	0	(8)	*

Common Stock	All directors and executive officers as a group (7 persons)	5,681,965	(9)	17.6%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated below, this table is based on information supplied by officers, directors and principal stockholders. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of, such shares. Percentage of class is based on 30,535,507 shares of common stock outstanding on March 17, 2008. Except as otherwise stated below, each of the named persons has sole voting and investment power with respect to the shares shown (subject to community property laws).
(2)	Includes 3,835,515 shares held by a family trust for which Mr. Norris serves as trustee, 37,500 shares issuable upon exercise of a warrant held by such trust, and 694,375 shares issuable upon the exercise of outstanding stock options within 60 days of March 17, 2008.
(3)	Includes 662,500 issuable upon exercise of outstanding stock options within 60 days of March 17, 2008.
(4)	Beneficial joint ownership by Mr. Marxe and Mr. Greenhouse is based solely on information provided by the shareholder as of January 15, 2008. Consists of 3,586,163 shares and 1,179,117 warrants to purchase 1,239,757 shares held by the following entities: 1,574,806 shares and 537,319 warrants to purchase 565,196 shares owned by Special Situations Fund III QP, L.P., 137,082 shares and 46,872 warrants to purchase 49,315 shares owned by Special Situations Fund III, L.P., 550,640 shares and 177,871 warrants to purchase 190,605 shares owned by Special Situations Private Equity Fund, L.P., 183,435 shares and 57,729 warrants to purchase 60,155 shares owned by Special Situations Technology Fund, L.P., and 1,140,200 shares and 359,326 warrants to purchase 374,486 shares owned by Special Situations Technology Fund II, L.P. MGP Advisors Limited Partnership, or MGP, is the general partner of the Special Situations Fund III, L.P. and the Special Situations Fund III QP, L.P. and AWM Investment Company, Inc., or AWM, is the general partner of MGP. SST Advisers, L.L.C., or SSTA, is the general partner of the Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. MG Advisers, L.L.C., or MG, is the general partner of the Special Situations Private Equity Fund, L.P. AWM is the investment adviser to Special Situations Fund III QP, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P. and Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM, SSTA and MG, and are principally responsible for the selection, acquisition, voting and disposition of the portfolio securities by each investment adviser on behalf of its fund. Both Messrs. Marxe and Greenhouse share voting and dispositive power with respect to shares held by these stockholders.
(5)	Consists of shares issuable upon exercise of outstanding stock options within 60 days of March 17, 2008.
(6)	Includes 44,500 shares held by spouse, 6,000 shares held by Profit Sharing Trust and 74,875 shares issuable upon the exercise of outstanding stock options within 60 days of March 17, 2008.
(7)	Includes 64,792 shares issuable upon the exercise of outstanding stock options within 60 days of March 17, 2008.
(8)	We have no information on ownership by this former executive officer.
(9)	Includes 1,623,500 shares issuable upon exercise of outstanding stock options within 60 days of March 17, 2008 and 37,500 shares issuable upon exercise of warrants.

ADDITIONAL INFORMATION

Management

Set forth below is information regarding our executive officers. All executive officers serve at the pleasure of the Board of Directors. There are no arrangements or understandings between us and any other person pursuant to which he or she was or is to be selected as an executive officer. We have, however, entered into employment agreements with our Chairman and certain of our named executive officers described below under the heading “Employment Agreements.”

Name	Age	Position
Elwood G. Norris *	69	Chairman of the Board
Thomas R. Brown *	57	President and Chief Executive Officer
Katherine H. McDermott	48	Chief Financial Officer and Secretary

*	Biographical information about Elwood G. Norris and Thomas R. Brown is set forth under Proposal One above.

Katherine H. McDermott, age 48, was appointed as Controller/Chief Accounting Officer in June 2007 and was promoted to Chief Financial Officer in September 2007 and Secretary in February 2008. Ms. McDermott served as the chief financial officer for National Pen Company from 2005 to 2006 and the vice president of finance for Lantronix, Inc., a publicly traded technology company, from 2000 to 2005. Ms. McDermott held a variety of senior financial positions with Bausch & Lomb from 1988 to 1999 and began her career holding a number of financial positions with a component division of General Motors from 1982 to 1988. Ms. McDermott holds a B.A. in Business Administration from St. Bonaventure University and an MBA from the William E. Simon School of Business Administration at the University of Rochester.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended September 30, 2007, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC, except that a Form 4 reporting the grant of options to Ms. McDermott that was required to be filed on September 11, 2007 was filed on September 13, 2007.

EXECUTIVE COMPENSATION

Compensation of Directors

The following table shows all the fees earned or cash paid during the fiscal year ended September 30, 2007 to our non-employee directors, including to non-employee directors who resigned during the fiscal year. No option and restricted stock awards, long-term incentive plan payouts or other types of payments, other than the amount identified in the chart below, were paid to these directors during the fiscal year ended September 30, 2007.

Director Compensation Fiscal Year 2007

Name	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total
David J. Carter (2)	$9,000	$5,780	—	$14,780
Laura M. Clague (3)	$8,000	$14,024	—	$22,024
Daniel Hunter	$17,000	$38,807	—	$55,807
Raymond C. Smith	$17,000	$46,835	—	$63,835

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements for the fiscal year ended September 30, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 7, 2008.
(2)	Mr. Carter resigned from the Board of Directors in February 2007.
(3)	Ms. Clague joined the Board of Directors in February 2007.

In June 2005, upon recommendation of the Compensation Committee, our Board of Directors approved a director compensation plan. Under the plan, each of our non-employee directors was paid a fee of $1,000 per month, payable quarterly in arrears. No additional amounts were payable for committee participation. In December 2007, upon recommendation of the Compensation Committee, our Board of Directors approved an amendment to the director compensation plan. Under the amended plan, each of our non-employee directors will be paid a fee of $5,000 quarterly in arrears.

The Compensation Committee awarded options to Admiral Smith, Mr. Brown and Ms. Clague upon joining the Board of Directors as non-employee directors in March 2006, March 2006 and February 2007, respectively. Each option was granted under our 2005 Equity Incentive Plan, is exercisable for 50,000 shares of our common stock, has an exercise price equal to the closing price of our common stock reported on the date of grant, has a five-year term and vests quarterly over four years, subject to continued service and other conditions. The exercise price for Admiral Smith’s option is $3.32 per share, for Mr. Brown’s option is $3.65 per share, and for Ms. Clague’s option is $4.42 per share.

In February 2007, the Compensation Committee recommended to the Board, and the Board approved, one-time awards of $5,000 to be made to Mr. Hunter, Admiral Smith and David J. Carter in recognition of their service during management changes and the voluntary review of our historical stock option and stock grants.

In February 2007, the Compensation Committee awarded to incumbent directors Mr. Hunter and Admiral Smith non-statutory options under our 2005 Equity Incentive Plan exercisable for 54,000 shares of our common stock, with an exercise price equal to the closing price of our common stock on the date of grant (which was $4.37). Such options were vested as to one third of the shares upon grant, and one-twelfth quarterly thereafter until fully vested, subject to continuing service to our company.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our compensation and benefits programs are designed to attract and retain executive officers and key employees necessary to support its business plans and to create and sustain a competitive advantage in the market segment in which it competes. We intend to be competitive with other similarly situated companies in our industry to permit us to attract and retain individuals with the skills necessary to execute our business plan.

In structuring its compensation program for executive officers, including the named executive officers who appear in the compensation tables following this Compensation Discussion and Analysis, our fundamental objectives are to:

•	Attract and retain talented executive officers who can contribute to the achievement of our goals, most notably, the increase in stockholder value;

•	Align the interests of our executive officers with our near, medium and long-term goals and those of our stockholders, employees and other stakeholders;

•	Focus executive officers on achievement of our goals in a manner that fosters team performance and team focus;

•	Reward superior performance by our company as a whole, and to a lesser extent superior individual performance; and

•	Accomplish these objectives effectively while managing the total cost of the compensation plan.

Our compensation program includes cash compensation, which it views as a short-term incentive, and equity compensation, which it believes provides incentives over a longer term. Cash compensation for executive officers consists of a base salary commensurate with the individual executive officer’s experience and potential contribution to our overall performance and an annual incentive bonus based on our attainment of certain performance goals as a company. Our equity compensation awards are designed to reward executive officers for the financial and operating performance of the company as a whole, as well as the executive’s individual contributions to our overall success.

Determination of Compensation Awards

Our executive compensation program is designed and implemented primarily by the Compensation Committee with input from a number of sources, including the full Board of Directors, our President and Chief Executive Officer and such additional compensation information as the Compensation Committee deems appropriate. The Compensation Committee does not delegate, to management or any other parties, its duties to review our executive compensation program, which it reviews annually.

In determining compensation for our executive officers, the Compensation Committee annually reviews information which it deems relevant. The Compensation Committee also evaluates our performance and generally determines whether the compensation elements and levels that it provides to its executive officers are appropriate relative to their counterparts, in light of each executive officer’s individual contribution to our overall performance. The Compensation Committee does not believe that it is appropriate to establish compensation levels based solely on compensation provided by other companies. In addition, the Compensation Committee relies upon its judgment in making compensation decisions after carefully evaluating each executive officer’s individual performance and our performance during the year.

The Compensation Committee directly determines the compensation package provided to our Chief Executive Officer based on the Chief Executive Officer’s individual performance and the performance of our company as a whole, receiving input as it deems appropriate. In addition to being reviewed and approved by the Compensation Committee, the compensation package for our Chief Executive Officer is reviewed and approved by the full Board of Directors, other than the Chief Executive Officer. For named executive officers other than the Chief Executive Officer, as well as for our other executive officers, the Chief Executive Officer makes recommendations for each individual’s compensation package to the Compensation Committee. In making these recommendations, the Chief Executive Officer considers the individual’s performance, performance of the company as a whole and the individual’s contribution to our performance. The Compensation Committee discusses these recommendations with the Chief Executive Officer. The Compensation Committee further reviews and discusses these recommendations in executive session without any members of management present.

Elements of Executive Compensation

We seek to achieve the objectives of the executive compensation program through a mix of cash and equity compensation, plus appropriate health, welfare and other benefits. The specific elements of executive compensation are described below:

Base Salary. Base salary for executive officers, including the Chief Executive Officer, is determined on the date of hire, and evaluated annually thereafter or on any material change of duties, responsibilities or position. In determining base salary for executive officers, the Compensation Committee considers individual and company performance, potential of the executive officer to contribute to our long-term success, scope of responsibilities, experience and competitive salary practices.

Annual Cash Bonuses. For fiscal year 2008, we have established an executive officer and employee incentive plan designed to motivate its employees to achieve our financial objectives and to reward them for their achievements when those objectives are met. Under the incentive plan, target bonus amounts vary based on a percentage of the participant’s base salary, and the amount of bonus actually paid to a participant will be based on the achievement of positive income from operations (including the cost of the incentive plan). All of our employees, including executive officers, are entitled to participate in the incentive plan. The target bonuses under the plan are 50% of base salary for executive officers and sales personnel, 25% of base salary for managers and 10% of base salary for all other employees. Employees are entitled to a bonus of two times the target bonus in the event income from operations exceeds $1 million for fiscal year 2008, including the cost of the incentive plan. We had a similar incentive plan in place for fiscal 2007, but we did not achieve our financial objectives under the plan in fiscal 2007 and no bonuses were awarded.

Long-Term Incentive Compensation. Long-term incentive compensation generally includes awards granted under our stock option plans. The objective of equity compensation awards is to align executive officers’ interests with the longer term interests of stockholders. These awards, which are at risk and dependent on the creation of incremental stockholder value over several years, represent a portion of the total compensation opportunity provided for the executive officers. Award sizes are based on level of responsibility, the individual’s potential to make significant contributions to the company, individual performance and award levels at other similar companies.

Other Benefits Programs. Our executive compensation program also includes what we believes to be competitive benefits plans and programs, including a 401(k) savings plan and health and welfare benefits, such as medical, dental, vision care and life insurance benefits. In addition, from time to time, we provide executive officers with perquisites and other personal benefits that it and the Compensation Committee believe are reasonable and consistent with its overall compensation philosophy. The Compensation Committee periodically reviews the types and levels of perquisites that are provided to executive officers. Mr. Norris is also provided an automobile, on which we make the lease payments.

Severance Benefits. Upon termination of employment, Messrs. Brown and Croft are entitled to receive severance payments under their employment agreements with us. The Compensation Committee reviews and determines the severance benefits provided to executive officers in connection with reviewing employment agreements and offer letters. Information regarding the severance benefits to which Mr. Brown is entitled is provided under the heading “Potential Payments Upon Termination or Change-in-Control” below.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds one million dollars for the taxable year. Our executive compensation programs are designed to preserve the deductibility of compensation payable to executive officers, although deductibility will be only one among a number of factors considered in determining appropriate levels or types of compensation.

Compensation Committee Report*

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and in our Proxy Statement for the 2008 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Daniel Hunter (Chair)

Raymond C. Smith

Laura M. Clague

*	The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Fiscal 2007 Summary Compensation Table

The table below summarizes the total compensation paid or earned by our Chief Executive Officer, Chief Financial Officer and each of our two other most highly compensated executive officers for the fiscal year ended September 30, 2007 (representing all of our executive officers serving at that date who earned over $100,000 in salary and bonus for the fiscal year ending on that date), and one additional individual that served as an executive officer during the fiscal year ended September 30, 2007 but was no longer serving at September 30, 2007. We refer to each of such persons as a “named executive officer.”

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards (1)	All Other Compensation		Total
Elwood G. Norris	2007	$215,130	—	$262,882	$12,983	(5)	$490,995
Chairman

Thomas R. Brown	2007	$250,000	—	$376,451	—		$626,451
President and Chief Executive Officer

Katherine H. McDermott (2)	2007	$38,942	—	$4,407	—		$43,349
Chief Financial Officer

James Croft, III (3)	2007	$177,625	—	$16,038	—		$193,663
Senior Vice President, Research and Development

Karen Jordan (4)	2007	$107,590	—	$45,825	—		$153,415
Former Chief Accounting Officer

(1)

The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements for the fiscal year ended September 30, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 7, 2008.

(2)	Ms. McDermott was appointed Controller/Chief Accounting Officer in June 2007. The salary amount represents salary actually earned by Ms. McDermott during fiscal year 2007, based on an annual salary of $140,000 from June 25, 2007 through September 9, 2007, and an annual salary of $160,000 beginning on September 10, 2007 when she was promoted to Chief Financial Officer.
(3)	Mr. Croft’s employment was terminated effective March 1, 2008.
(4)	Ms. Jordan resigned effective June 29, 2007.
(5)	Mr. Norris is provided with a leased vehicle for his personal use.

No named executive officer received any form of non-cash compensation from us in the fiscal year ended 2007, or currently receives any such compensation, in excess of 10% of the total amount of annual salary and bonus reported for the named executive officer above. No named executive officer received a restricted stock award, a stock appreciation right or a long-term incentive plan payout in the fiscal year ended September 30, 2007.

Fiscal 2007 Grants of Plan-Based Awards

The following table contains information regarding options granted during the fiscal year ended September 30, 2007 to the named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock Option Awards (1)
Elwood G. Norris	2/16/07	—	150,000	$4.81	$330,087
	5/9/07	—	500,000	$3.58	$817,146
Thomas R. Brown	2/16/07	—	250,000	$4.37	$576,816
	5/9/07	—	500,000	$3.25	$857,144
Katherine H. McDermott	8/6/07	—	50,000	$3.43	$104,962
	9/10/07	—	50,000	$3.16	$82,501
James Croft, III	2/16/07	—	25,000	$4.37	$57,682
Karen Jordan	2/16/07	—	50,000	$4.37	$115,363

(1)	Represents the full grant date fair value of each individual equity award (on a grant-by-grant basis) as computed under FAS 123R.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Employment Arrangements

We have entered into the following employment arrangements with each of the named executive officers reflected in the Summary Compensation Table.

Mr. Elwood G. Norris—Effective September 1, 1997, we entered into a three year employment contract with Mr. Norris for his services as Chief Technology Officer. The three-year term expired on August 31, 2000, but the agreement remains in effect until one party gives thirty days advance notice of termination to the other.

Mr. Norris now serves as Chairman under the term of this agreement. The agreement, as amended by the Compensation Committee, provides for a base salary of $16,667 per month. The agreement provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. Mr. Norris has agreed not to disclose trade secrets and has agreed to assign certain inventions to us during employment. We also provide Mr. Norris with an automobile, the lease payments for which are currently $720 per month. We are also obligated to pay Mr. Norris certain royalties. See “Transactions with Related Persons” below.

Mr. Thomas R. Brown—Effective August 23, 2006, we entered into a letter agreement with Mr. Brown pursuant to which he was appointed as our President and Chief Executive Officer commencing September 5, 2006. Mr. Brown was also appointed as Interim Chief Financial Officer from September 19, 2006, a position he held until September 10, 2007. The terms of Mr. Brown’s employment did not change in connection with his appointment as Interim Chief Financial Officer. Mr. Brown was a Director and a member of the Audit and Compensation Committees from March 24, 2006 until he resigned in connection with entering into the letter agreement to facilitate our compliance with NASDAQ corporate governance requirements. He was reappointed to the Board of Directors on September 22, 2006. The letter agreement provides for a base salary of $250,000 per year. In connection with his employment, Mr. Brown received a non-statutory stock option to purchase 200,000 shares of common stock under our 2005 Equity Incentive Plan with an exercise price of $3.33 per share, the closing price of our common stock on the start date as reported on the NASDAQ Capital Market. Mr. Brown is eligible for an annual bonus with respect to fiscal years beginning with fiscal 2007 as recommended by the Compensation Committee and approved by the Board of Directors. The bonus is based in part on his achievement of detailed annual goals that are established by the Compensation Committee. Mr. Brown did not receive a bonus for fiscal 2007. Mr. Brown’s bonus for fiscal 2008 will be based upon the bonus plan described below under the heading “Executive Officer and Employee Incentive Plan.” In the event that Mr. Brown’s employment is terminated for any reason other than cause, or if he resigns for good reason, he will be entitled to severance equal to one month’s salary for each two month period of service, or portion thereof, up to six months’ salary. He will also be entitled to continuation of his company-provided health and dental benefits for the same period.

Ms. Katherine H. McDermott—On September 10, 2007, our Board of Directors approved the appointment of Ms. McDermott as our Chief Financial Officer. Ms. McDermott served as our Chief Accounting Officer and Controller from June 25, 2007 until her appointment as Chief Financial Officer. Ms. McDermott is employed pursuant to the terms of an employment agreement dated June 21, 2007. As Chief Financial Officer, Ms. McDermott receives an annual salary of $160,000 and participates in bonus, benefit and other incentives at the discretion of the Compensation Committee. In connection with her employment, Ms. McDermott received a non-statutory stock option to purchase 50,000 shares of common stock under our 2005 Equity Incentive Plan with an exercise price of $3.43 per share, the closing price of our common stock on the date of grant as reported on the NASDAQ Capital Market. In connection with her promotion to Chief Financial Officer, Ms. McDermott received an additional non-statutory stock option to purchase 50,000 shares of common stock under our 2005 Equity Incentive Plan with an exercise price of $3.16 per share, the closing price of our common stock on the date of board approval of her promotion as reported on the NASDAQ Capital Market. Ms. McDermott’s employment is not for a specified period or term of employment and is terminable at-will by us or by Ms. McDermott for any reason, with or without notice.

Mr. James Croft, III—On August 17, 2005, our Board of Directors approved the appointment of Mr. Croft as our Chief Technology Officer and Vice President of Advanced Development. Mr. Croft served as our Vice President of Research and Development since February 28, 2000, and, prior to that, as our Vice President of Engineering from September 15, 1997. Mr. Croft was employed pursuant to the terms of an employment agreement dated February 28, 2000. The initial term of the employment agreement dated February 28, 2000 had expired, and as a result, his employment with us was terminable at will by us or by Mr. Croft for any reason. On March 1, 2008, Mr. Croft’s employment with us was terminated. Under the terms of the agreement as in effect September 30, 2007, Mr. Croft’s annual salary was $165,000, and he participated in bonus, benefit and other incentives at the discretion of the Compensation Committee.

Ms. Karen Jordan—On December 16, 2005, our Board of Directors approved the appointment of Ms. Jordan as our Chief Accounting Officer. Ms. Jordan entered into a letter agreement with our company dated October 26, 2005, and joined us in November 2005, as director of finance. Ms Jordan’s employment was not for a specified period or term of employment and was terminable at-will by us or by Ms. Jordan for any reason, with or without notice. On June 25, 2007, Ms. Jordan resigned effective June 29, 2007. Ms. Jordan’s annual salary at the time of resignation was $140,000, and she was entitled to participate in bonus, benefit and other incentives at the discretion of the Compensation Committee.

Executive Officer and Employee Incentive Plan

On December 19, 2007, the Compensation Committee of our Board of Directors recommended, and the Board of Directors approved, an incentive bonus plan for fiscal year 2008 designed to motivate our employees to achieve our financial objectives and to reward them for their achievements when our objectives are met. Under the incentive plan, target bonus amounts vary based on a percentage of the participant’s base salary, and the amount of bonus actually paid to a participant will be based on our achievement of positive income from operations (including the cost of the incentive plan).

All of our employees, including executive officers, are entitled to participate in the incentive plan. The target bonuses under the plan are 50% of base salary for executive officers and sales personnel, 25% of base salary for managers and 10% of base salary for all other employees. Employees are entitled to a bonus of two times the target bonus in the event income from operations exceeds $1 million for fiscal year 2008, including the cost of the incentive plan.

2007 Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding unexercised options for each named executive officer outstanding as of September 30, 2007.

Name	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
	Exercisable	Unexercisable
Elwood G. Norris	75,000	75,000	(1)	—	$4.81	2/16/2012
	208,333	291,667	(2)	—	$3.58	5/9/2012
	53,516	—		—	$3.30	5/9/2008
	46,484	—		—	$3.63	5/9/2008
	31,250	68,750	(5)	—	$4.29	5/3/2011
	43,750	26,250	(6)	—	$8.96	1/27/2010

Thomas R. Brown	125,000	125,000	(1)	—	$4.37	2/16/2012
	208,333	291,667	(2)	—	$3.25	5/9/2012
	50,000	150,000	(7)	—	$3.33	9/5/2011
	18,750	31,250	(8)		$3.65	3/24/2011

Katherine H. McDermott	—	50,000	(3)	—	$3.43	8/6/2012
	16,666	33,334	(4)	—	$3.16	9/10/2012

James Croft, III	12,500	12,500	(1)	—	$4.37	2/16/2012
	51,000	—		—	$3.18	1/27/2008
	40,000	—		—	$3.30	5/9/2008
	6,875	3,125	(9)	—	$6.70	11/16/2009

Karen Jordan	—	—		—	—	—

(1)	The option vests as to 1/3 of the shares on the date of grant of February 16, 2007 and 1/12 quarterly thereafter until fully vested.

(2)	The option vests as to 1/3 of the shares on the date of grant of May 9, 2007 and 1/12 quarterly thereafter until fully vested.
(3)	The option vests as to 1/4 on the first anniversary of the date of grant of August 6, 2007 and 1/16 per quarter thereafter until fully vested.
(4)	The option vests as to 1/3 of the shares on the date of grant of September 10, 2007 and 1/12 quarterly thereafter until fully vested.
(5)	The option vests as to 1/4 on the first anniversary of the date of grant of May 3, 2006 and 1/16 per quarter thereafter until fully vested.
(6)	The option was granted on January 27, 2005 and vests as to 1/16 of the shares per quarter over four years.
(7)	The option vests as to 1/4 on the first anniversary of the date of grant of September 5, 2006 and 1/16 per quarter thereafter until fully vested.
(8)	The option vests as to 1/4 on the first anniversary of the date of grant of March 24, 2006 and 1/16 per quarter thereafter until fully vested.
(9)	The option vests as to 1/4 on the first anniversary of the date of grant of November 16, 2004 and 1/16 per quarter thereafter until fully vested.

Fiscal 2007 Option Exercises

There were no options exercised by any named executive officer during the fiscal year ended September 30, 2007. We do not have any stock appreciation rights plans in effect and we have no long-term incentive plans, as those terms are defined in SEC regulations. During the fiscal year ended September 30, 2007, we did not adjust or amend the exercise price of stock options awarded to the named executive officers, except that the exercise price of an option to purchase 100,000 shares of our common stock granted to Mr. Norris on May 3, 2006 was increased from $3.90 per share to $4.29 per share to comply with the terms of the 2005 Equity Incentive Plan under which it was granted. We have no defined benefit or actuarial plans covering any named executive officer.

Potential Payments Upon Termination or Change-in-Control

We have entered into a letter agreement with Thomas R. Brown pursuant to which he was appointed as our President and Chief Executive Officer commencing September 5, 2006. Under the agreement, in the event that Mr. Brown’s employment is terminated for any reason other than cause, or if he resigns for good reason, he will be entitled to severance equal to one month’s salary for each two month period of service, or portion thereof, up to six months’ salary. Mr. Brown’s current annual salary is $250,000. As such, in the event we are required to make severance payments to him, he would be entitled to $20,833 for each two months of service, up to an aggregate of $125,000. He will also be entitled to continuation of his company-provided health and dental benefits for the same period of time.

EQUITY COMPENSATION PLAN INFORMATION

At September 30, 2007, we had two equity incentive plans under which equity securities are or have been authorized for issuance to our employees, consultants or directors: the 2005 Equity Incentive Plan and the 2002 Stock Option Plan. These plans have been approved by our stockholders. The reserve under the 2005 Equity Incentive Plan includes any prior plans that expire or become unexercisable. In addition, from time to time we issue to employees, directors and service providers special stock options, inducement grants and warrants to purchase common shares, and these grants have not been approved by stockholders. The following table sets forth information as of September 30, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,096,761		$4.05	1,541,902
Equity compensation plans not approved by security holders	82,000	(1)	$5.75	—
Total	3,178,761		$4.10	1,541,902

(1)	Includes (i) 32,000 shares of common stock subject to inducement stock options granted to certain non-executive officer employees from time to time, which options have a weighted-average exercise price of $9.08 per share, a five year term and generally vest 25% on the first anniversary of the grant date and then 1/16 each quarter thereafter, subject to continued service and other conditions, and (ii) 50,000 shares subject to a warrant granted on February 28, 2003, to a financial advisor for consulting services rendered with an exercise price of $3.63 and an expiration date of April 4, 2008.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Hunter, David J. Carter, Admiral Smith and Ms. Clague served on the Compensation Committee during fiscal 2007. At the beginning of fiscal 2007, Mr. Hunter, Admiral Smith and Mr. Carter were members of the Compensation Committee, and Mr. Hunter served as Chair. Mr. Carter resigned from the Board of Directors and all standing committees in February 2007, and Ms. Clague was appointed to the Compensation Committee to fill the vacancy created by his resignation. The Compensation Committee currently consists of Mr. Hunter (Chair), Admiral Smith and Ms. Clague.

None of the members of our Compensation Committee during the fiscal year ended September 30, 2007 are or were formerly officers or employees of our company. No executive officer of our company (1) served as a member of the compensation committee (or other committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (2) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (3) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

REPORT OF THE AUDIT COMMITTEE

Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended September 30, 2007.

The Audit Committee has reviewed and discussed the audited financial statements of American Technology Corporation with management. The Audit Committee has discussed with Squar, Milner, Peterson, Miranda & Williamson, LLP, our independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from Squar, Milner, Peterson, Miranda & Williamson, LLP required by Independence Standards Board Standard No. 1, which relates to the accounting firm’s independence from our company, and has discussed with Squar, Milner, Peterson, Miranda & Williamson, LLP its independence from our company.

The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors. The Audit Committee Charter was amended and restated in April 2004. Each of the members of the Audit Committee qualifies as an independent director under the current listing standards of the NASDAQ Stock Market. The Charter of the Audit Committee is attached as Annex 1 to this proxy statement.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that audited financial statements be included in our company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

AUDIT COMMITTEE

Laura M. Clague (Chair)

Daniel Hunter

Raymond C. Smith

TRANSACTIONS WITH RELATED PERSONS

Except as set forth below, during the fiscal year ended September 30, 2007 there were no (and there are no currently proposed) transactions in which the amount involved exceeded $120,000 to which we were (or are to be) a participant and in which any executive officer, director, nominee for director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest.

Under the terms of an Assignment of Technology Agreement dated March 2, 1993 and an Addendum Agreement dated December 2, 1996, we are obligated to pay Elwood G. Norris, our Chairman, a 2% royalty on net sales from certain of our technologies, of which only HSS is a current offering. The royalty obligation continues until at least March 1, 2007, and for any longer period during which we sell products or license technologies subject to any patent assigned to us by Mr. Norris. No royalties were paid or recorded under this agreement in the fiscal years ended September 30, 2007, 2006 or 2005, as these royalties were immaterial and were waived by Mr. Norris. We may owe royalties in future periods based on actual sales or technology revenues.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from us by contacting the Secretary at American Technology Corporation, 15378 Avenue of Science, Suite 100, San Diego, California 92128 or at (858) 676-1112. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by April 23, 2007.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy card promptly.

By Order of the Board of Directors

/s/ Elwood G. Norris

Elwood G. Norris

Chairman of the Board

March 31, 2008

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2007 has been mailed with this proxy statement. We amended portions of our Form 10-K on January 28, 2008. The amended information is contained in this proxy statement. Each of the Form 10-K amendments and exhibits to the Form 10-K are available without charge upon written request to the Secretary at American Technology Corporation, 15378 Avenue of Science, Suite 100, San Diego, California 92128.

AMERICAN TECHNOLOGY CORPORATION

THIS PROXY RELATES TO AN ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD

MAY 14, 2008

The undersigned hereby appoints ELWOOD G. NORRIS, THOMAS R. BROWN, and KATHERINE H. MCDERMOTT or any of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock of American Technology Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of AMERICAN TECHNOLOGY CORPORATION (the “Company”) to be held at 2:00 p.m. (local time) at the Company’s principal offices located at 15378 Avenue of Science, San Diego, California 92128 on May 14, 2008 and any postponements, continuations and adjournments thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL ONE AND FOR PROPOSAL TWO, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, T HIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

This proxy has been solicited by or for the benefit of the Board of Directors of the Company. I understand that I may revoke this proxy only by written instructions to that effect, signed and dated by me, which must be actually received by the Company prior to commencement of the Annual Meeting.

(Continued and to be signed on the other side)

15378 AVENUE OF SCIENCE SUITE 100 SAN DIEGO, CA 92128

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by American Technology Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to American Technology Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN TECHNOLOGY CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL ONE: To elect directors to serve for the ensuing year and until their successors are elected.				For All	Withhold For All	For All Except	To withhold authority to vote for any such nominee(s), mark “For All Except” and write such nominee(s)’ name(s) on the line below.

Nominees:	01) Elwood G. Norris, 02) Thomas R. Brown, 03) Daniel Hunter, 04) Raymond C. Smith and 05) Laura M. Clague			☐	☐	☐	___________________________________

	For	Against	Abstain

PROPOSAL TWO: To ratify the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as independent registered public accounting firm of the Company for the fiscal year ending September 30, 2008.	☐	☐	☐

(Please date and sign exactly as name or names appear(s) on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN.)

	YES	NO
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date